                                                                    EXHIBIT 5.36

          This SECURITY AGREEMENT, dated as of January ___, 2000, is entered into between Borrower and Lender, with reference to the following facts:

                                R E C I T A L S

          A. Borrower and Lender are contemporaneously herewith entering into the Revolving Credit Agreement; and

          B. In order to induce Lender to enter into the Revolving Credit Agreement, Borrower has agreed to enter into this Security Agreement in order to grant to Lender a first priority security interest in the Collateral to secure prompt payment and performance of the Secured Obligations.

                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

          1. Definitions. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Revolving Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

              "Account Debtor" means any Person who is or who may become
               --------------
obligated with respect to, or on account of, an Account.

              "Accounts" means any and all of Borrower's presently existing and
               --------
hereafter arising accounts and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance.

              "Borrower" means PC Support.com, Inc., a Nevada corporation.
               --------

              "Borrower's Books" means any and all presently existing and
               ----------------
hereafter acquired or created books and records of Borrower, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles and Negotiable Collateral.

              "Chattel Paper" means all writings of whatever sort which evidence
               -------------
a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

                                       1
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              "Code" means the New York Uniform Commercial Code except, to the
               ----
extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

              "Collateral" means all present and after acquired personal
               ----------
property and Intellectual Property Collateral, including the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, and Borrower's Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

              "Deposit Account" means any demand, time, savings, passbook or
               ---------------
like account now or hereafter maintained by or for the benefit of Borrower with a Lender, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

              "Documents" means any and all documents of title, bills of lading,
               ---------
dock warrants, dock receipts, warehouse receipts and other documents of Borrower, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Borrower for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

              "Equipment" means any and all of Borrower's presently existing and
               ---------
hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Borrower relating thereto, whether in the possession and control of Borrower, or in the possession and control of a third party for the account of Borrower.

              "FEIN" means Federal Employer Identification Number.
               ----

              "General Intangibles" means any and all of Borrower's presently
               -------------------
existing and hereafter acquired or arising general intangibles and other intangible personal property of every kind and description, including:

                    (a) contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

                    (b) deposit accounts, uncertificated certificates of deposit, uncertificated securities, and interests in any joint ventures, partnerships or limited liability companies;

                    (c) choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

                    (d) licenses, approvals, permits or any other authorizations issued by any Government Authority;

                    (e)  Intellectual Property Collateral;

                    (f) computer software, magnetic media, electronic data processing files, systems and programs;

                    (g) rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Borrower may be entitled;

                    (h) purchase orders, customer lists, subscriber lists and goodwill;

                    (i) monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any Governmental Authority; and

                    (j) other contractual, equitable and legal rights of whatever kind and nature.

              "Instruments" means any and all negotiable instruments,
               -----------
certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

              "Intellectual Property Collateral" means the following Assets
               --------------------------------
owned or held by Borrower or in which Borrower otherwise has any interest, now existing or hereafter acquired or arising:

                    (a) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof;

                                       3
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                   (b)  all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

                   (c) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

                   (d) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

                   (e) the entire goodwill of or associated with the businesses now or hereafter conducted by Borrower connected with and symbolized by any of the aforementioned properties and assets.

              "Inventory" means any and all of Borrower's presently existing and
               ---------
hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Borrower's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

              "Investment Property" has the meaning given to such term in the
               -------------------
Code.

              "Lender" means ICE Holdings North America, LLC, a Delaware
               ------
Limited Liability Company.

              "Lender Expenses" shall have the meaning assigned to such term in
               ---------------
the Revolving Credit Agreement and shall also mean: any and all costs or expenses required to be paid by Borrower under this Security Agreement which are paid or advanced by Lender; all costs and expenses of Lender, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession

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

of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Lender, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

              "Revolving Credit Agreement" means that certain Agreement, dated
               --------------------------
as of even date herewith, between Borrower and Lender, as may be at any time hereafter supplemented, modified, amended or restated.

              "Negotiable Collateral" means any and all of Borrower's presently
               ---------------------
existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel Paper.

              "Proceeds" means whatever is receivable or received from or upon
               --------
the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in Section 9-306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Borrower from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

              "Rights to Payment" means all Accounts and any and all rights and
               -----------------
claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.

              "Secured Obligations" shall have the meaning of "Obligations"
               -------------------
under the Revolving Credit Agreement and shall also mean any and all debts, liabilities, obligations, or undertakings owing by Borrower to Lender arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses which Borrower is required to pay or reimburse pursuant to this Security Agreement, the Revolving Credit Agreement, the other Loan Documents or by law.

              "Security Agreement" shall mean this Security Agreement, any
               ------------------
concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

          2.  Construction.  Unless the context of this Security Agreement
              ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include

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

the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Lender include reasonable estimates (absent manifest error) by Lender, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Lender, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

          3.  Creation of Security Interest.  Borrower hereby grants to Lender a
              -----------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Borrower acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Lender or Borrower.

          4.  Further Assurances.
              ------------------

              4.1 Borrower shall execute and deliver to Lender concurrently with Borrower's execution of this Security Agreement, and from time to time at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Lender may request, in form satisfactory to Lender, to perfect and maintain perfected Lender's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Revolving Credit Agreement. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and Lender's officers, employees, or agents) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Borrower in order to perfect, or continue the perfection of, Lender's security interests in the Collateral. Borrower agrees that neither Lender, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or willful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE REVOLVING CREDIT AGREEMENT TERMINATED, AND ALL BORROWER'S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

              4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Revolving Credit Agreement, Borrower will: (i) at the request of Lender, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Lender, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of Lender, appear in and defend any action or proceeding which may affect Borrower's title to, or the security interest of Lender in, any of the Collateral;

and (iii) upon demand of Lender, allow inspection of Collateral by Lender or Persons designated by Lender at any time during normal business hours.

              4.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Borrower shall, immediately upon request by Lender, endorse (where appropriate) and assign the Negotiable Collateral over to Lender, and deliver to Lender actual physical possession of the Negotiable Collateral to Lender together with any instruments of transfer or assignment, all in form and substance satisfactory to Lender, in order to fully perfect the security interest therein of Lender.

              4.4 Borrower shall cooperate with Lender in obtaining a control agreement in form and substance satisfactory to Lender with respect to all Deposit Accounts and Investment Property.

          5.  Representations and Warranties.  In order to induce Lender to
              ------------------------------
enter into the Revolving Credit Agreement and to make Loans to Borrower, in addition to the representations and warranties of Borrower set forth in the Revolving Credit Agreement which are incorporated herein by this reference, Borrower represents and warrants to Lender that on the Closing Date and thereafter on the date of each and every Borrowing:

              5.1  Location of Chief Executive Office and Collateral; FEIN.
                   -------------------------------------------------------
Borrower's chief executive office is located at the address set forth in
Schedule 1, and all other locations where Borrower conducts business or Collateral is kept are set forth in Schedule 1. Borrower's FEIN is 98-0211769.

              5.2  Locations of Borrower's Books.  All locations where
                   -----------------------------
Borrower's Books are kept, including all equipment necessary for accessing Borrower's Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Borrower's Books or collecting Rights to Payment for Borrower, are set forth in Schedule 1.

              5.3  Trade Names and Trade Styles.  All trade names and trade
                   ----------------------------
styles under which Borrower presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, Borrower has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

              5.4  Ownership of Collateral.  Borrower is and shall continue to
                   -----------------------
be the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

              5.5  Enforceability; Priority of Security Interest.  (i) This
                   ---------------------------------------------
Security Agreement creates a security interest which is enforceable against the Collateral in which Borrower now has rights and will create a security interest which is enforceable against the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights, and (ii) Lender has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties, possession or control) and a first priority security interest in the Collateral in which Borrower now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest in the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Secured Obligations.

              5.6  Other Financing Statements.  Other than financing statements
                   --------------------------
in favor of Lender and financing statements filed in connection with Permitted Liens, no effective financing statement naming Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

              5.7  Rights to Payment.
                   -----------------

                   (a) the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Borrower's reserves for uncollectible Rights to Payment;

                   (b) all Account Debtors and other obligors on the Rights to Payment are Solvent and generally paying their debts as they come due;

                   (c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

                   (d) Borrower has not assigned any of its rights under the Rights to Payment other than to Lender pursuant to this Security Agreement;

                   (e) all statements made, all unpaid balances and all other information in Borrower's Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

                   (f) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

              5.8  Inventory.  No Inventory is stored with any bailee,
                   ---------
warehouseman or similar Person or on any premises leased to Borrower, nor has any Inventory been consigned to Borrower or consigned by Borrower to any Person or is held by Borrower for any Person under any "bill and hold" or other arrangement.

              5.9  Intellectual Property.
                   ---------------------

                   (a)  except as set forth in Schedule 1, Borrower (directly or
                                               ----------
through any Subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

                   (b) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

                   (c) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of Borrower's knowledge, each of the patents is valid and enforceable and Borrower has notified Lender in writing of all prior art (including public uses and sales) of which it is aware;

                   (d) to the best of Borrower's knowledge after due inquiry, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person ;

                   (e) Borrower is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Borrower has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

                   (f) Borrower owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other intellectual property Collateral necessary to continue to conduct its business as heretofore conducted.

              5.10 Equipment.
                   ---------

                   (a) none of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Borrower has supplied Lender with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Lender's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and

                   (b) none of the Equipment is leased from or to any Person, except as set forth in Schedule 1.
                       ----------

              5.11 Deposit Accounts.  The names and addresses of all financial
                   ----------------
institutions at which Borrower maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.
                                                                     ----------

              5.12 Investment Property.  All Investment Property is set forth
                   -------------------
and described in Schedule 1, and all financial institutions or financial
                 ----------
intermediaries holding or in possession of such Investment Property are set forth in Schedule 1.
         ----------

          6.  Covenants.  In addition to the covenants of Borrower set forth in
              ---------
the Revolving Credit Agreement which are incorporated herein by this reference, Borrower agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of Lender's obligations under the Revolving Credit Agreement to Borrower have been terminated:

              6.1  Defense of Collateral.  Borrower shall appear in and defend
                   ---------------------
any action, suit or proceeding which may affect its title to or right or interest in, or Lender's right or interest in, the Collateral.

              6.2  Preservation of Collateral.  Borrower shall do and perform
                   --------------------------
all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

              6.3  Compliance with Laws, Etc.  Borrower shall comply with all
                   -------------------------
laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

              6.4  Location of Borrower's Books and Chief Executive Office.
                   -------------------------------------------------------
Borrower shall: (i) keep all Borrower's Books at the locations set forth in
Schedule 1; and (ii) maintain the location of Borrower's chief executive office
----------
or principal place of business at the location set forth in Schedule 1;
                                                            ----------
provided, however, that Borrower may amend Schedule 1 so long as (i) such
--------  -------
amendment occurs by written notice to Lender not less than 30 days prior to the date on which the location of Borrower's Books or Borrower's chief executive office or principal place of business is changed, and (ii) at the time of such written notification, Borrower executes and delivers any financing statement amendments or fixture filing amendments necessary to perfect or continue perfected Lender's security interests in the Collateral and also obtains for Lender such duly executed Collateral Access Agreement as Lender shall require with respect to such new location.

              6.5  Location of Collateral.  Borrower shall keep the Inventory
                   ----------------------
and Equipment only at the locations identified on Schedule 1; provided, however,
                                                  ----------  --------  -------
that Borrower may amend Schedule 1 so long as (i) such amendment occurs by
                        ----------
written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States, and (iii) at the time of such written notification, Borrower executes and delivers any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests in such Assets and also obtains for Lender such duly executed Collateral Access Agreement as Lender shall require with respect to such new location.

              6.6  Change in Name, Trade Name, Trade Style or FEIN.  Borrower
                   -----------------------------------------------
shall not change its name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on Schedule 1; provided, however,
                                                 ----------  --------  -------
that Borrower may amend Schedule 1 so long as (i) such amendment occurs by
                        ----------
written notice to Lender not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) at the time of such written notification, Borrower executes and delivers any financing statement amendments or fixture filing amendments necessary to continue perfected Lender's security interests in the Collateral.

              6.7 Maintenance of Records. Borrower shall keep separate, accurate and complete Borrower's Books, disclosing Lender's security interest hereunder.

              6.8   Disposition of Collateral.  Borrower shall not surrender or
                    -------------------------
lose possession of (other than to Lender), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Revolving Credit Agreement.

              6.9   Liens.  Borrower shall keep the Collateral free of all Liens
                    -----
except Permitted Liens.

              6.10  Leased Premises.  At Lender's request, Borrower shall obtain
                    ---------------
from each Person from whom Borrower leases any premises at which any Collateral is at any time present, such Collateral Access Agreements as Lender may require.

              6.11  Rights to Payment.  Borrower shall:
                    -----------------

                    (a) perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

                    (b) enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Lender;

                    (c) if, to the knowledge of Borrower, any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Borrower or otherwise), disclose such fact fully to Lender in Borrower's Books relating to such Account or other Right to Payment and in connection with any report furnished by Borrower to Lender relating to such Right to Payment;

                    (d) furnish to Lender such information and reports regarding the Rights to Payment as Lender may request, and upon request of Lender make such demands and requests for information and reports as Borrower is entitled to make in respect of the Rights to Payment; and

                    (e) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as Lender shall require.

              6.12  Inventory.  Borrower shall:
                    ---------

                    (a) at such times as Lender shall request, prepare and deliver to Lender periodic reports pertaining to the Inventory, in form and substance satisfactory to Lender;

                    (b) upon the request of Lender, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to Lender;

                    (c) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Borrower without obtaining for Lender such Collateral Access Agreements as Lender shall require; and

                    (d) not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving Lender prior written notice thereof.

              6.13  Equipment.  Borrower shall, upon Lender's request, deliver
                    ---------
to Lender a report of each item of Equipment, in form and substance satisfactory to Lender.

              6.14  Intellectual Property Collateral.  Borrower shall:
                    --------------------------------

                    (a) not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral without in each case giving Lender prior notice thereof;

                    (b) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

                    (c) promptly give Lender notice of any rights Borrower may obtain to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

                    (d) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

          7.  Collection of Rights to Payment.  Borrower or its agents shall
              -------------------------------
endeavor in the first instance to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of Lender after the occurrence of an Event of Default, all remittances received by Borrower shall be held in trust for Lender, and, in accordance with Lender's instructions, remitted to Lender or deposited to an account with Lender in the form received (with any necessary endorsements or instruments of assignment or transfer).

          8.  Events of Default.  The occurrence of any Event of Default under
              -----------------
the Revolving Credit Agreement shall constitute an event of default ("Event of
                                                                      --------
Default") under this Security Agreement.
-------

          9.  Rights and Remedies.
              -------------------

              9.1 During the continuance of an Event of Default, Lender, without notice or demand, may do any one or more of the following, all of which are authorized by Borrower:

                   (a) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Secured Obligations with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                   (b) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                   (c) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Lender's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                   (d) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                   (e) Hold, as cash collateral, any and all balances and Deposit Accounts of Borrower held by Lender, to secure the full and final repayment of all of the Secured Obligations;

                   (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                   (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                   (h) Lender shall give notice of the disposition of the Collateral as follows:

                        (i) Lender shall give Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                        (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 9.1 of the Revolving
                                                    -----------
Credit Agreement, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                        (iii) If the sale is to be a public sale, Lender also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                   (i)  Lender may credit bid and purchase at any public sale;
and

                   (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

              9.2 Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

              9.3 Borrower hereby irrevocably stipulates and agrees that Lender has the right under this Security Agreement, upon the occurrence of an Event of Default, to seek the appointment of a receiver, trustee, or similar official over Borrower to effect the transactions contemplated by this Security Agreement, including without limitation, to seek from the appropriate licensing authority an involuntary transfer of the Licenses in connection with Lender's foreclosure or enforcement proceedings, and that Lender is entitled to seek such relief. Borrower hereby irrevocably agrees not to object to such appointment on any grounds.

              9.4 The rights and remedies of Lender under this Security Agreement, the Revolving Credit Agreement, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of any one right or remedy shall be deemed an election of remedies, and no waiver by Lender of any default on Borrower's part shall be deemed a continuing waiver of any further defaults. No delay by Lender shall constitute a waiver, election or acquiescence with respect to any right or remedy.

              9.5 Notwithstanding any other provision of this Agreement to the contrary, Lender will not be entitled in the Event of Default to take possession of, foreclose upon, transfer, dispose of or otherwise assert any rights with respect to any of the following types of the Collateral unless Borrower is also at that time insolvent, as that term is defined under the U.S. Bankruptcy Code:

                   (a)  Equipment

                   (b)  Inventory

                   (c)  Investment Property

                   (d)  Intellectual Property - Collateral

                   (e) General Intangibles (excluding contracts and contract rights, deposit accounts, uncertificated certificates of deposit, purchase orders, and other contractual rights relating to these excluded items)

              10.  Lender Not Liable.  So long as Lender complies with the
                   -----------------
obligations, if any, imposed by Section 9207 of the Code, Lender shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

              11.  Indefeasible Payment.  The Secured Obligations shall not be
                   --------------------
considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to Lender are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower or Borrower's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

              12.  Notices.  All notices or demands by any party hereto to the
                   -------
other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 9.1 of the Revolving Credit Agreement.

              13.  General Provisions.
                   ------------------

                   13.1  Successors and Assigns.  This Security Agreement shall
                         ----------------------
bind and inure to the benefit of the respective successors and assigns of Borrower and Lender; provided, however, that Borrower may not assign this
                     --------  -------
Security Agreement nor delegate any of its duties hereunder without Lender's prior written consent and any prohibited assignment or delegation shall be absolutely void. No consent by Lender to an assignment by Borrower shall release Borrower from the Secured Obligations. Lender reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Revolving Credit Agreement. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower, Borrower's business, or the Collateral to any such prospective or actual Transferee.

                   13.2  Exhibits and Schedules.  All of the exhibits and
                         ----------------------
schedules attached hereto shall be deemed incorporated by reference.

                   13.3  No Presumption Against Any Party.  Neither this
                         --------------------------------
Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

                   13.4  Amendments and Waivers.  Any provision of this Security
                         ----------------------
Agreement or any of the Loan Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

                   13.5  Counterparts; Integration; Effectiveness.  This
                         ----------------------------------------
Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Lender.

                   13.6  Severability.  The provisions of this Security
                         ------------
Agreement are severable. The invalidity, in whole or in part, of any provision of this Security Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

              14.  Governing Law.  This Security Agreement shall be deemed to
                   -------------
have been made in the State of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

              15.  Judicial Reference.
                   ------------------

              (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date
                                              ----------
on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules. Lender and Borrower hereby irrevocably submit the to non-exclusive jurisdiction of the federal and New York State courts located in the City, the Borough of Manhattan in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waive any defense of lack of personal jurisdiction and irrevocably agree that all claims in respect of any suit, action or proceeding any be heard and determined in any such court. Lender and Borrower irrevocably waive, to the fullest extent they may effectively do so under applicable law, any objections which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

              [Remainder of this page intentionally left blank.]

              IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.


                                       PC Support.com

                                       By
                                           ---------------------

                                       Title:
                                               -----------------


                                       ICE Holdings North America, LLC.


                                       By:
                                           ---------------------

                                       Title:
                                               -----------------

SCHEDULE 1
----------

Section 5.1     Location of Chief Executive Office and Collateral

Section 5.2     Locations of Borrower's Books

Section 5.3     Trade Names or Trade Styles

Section 5.9     Intellectual Property - Licenses to use software

Section 5.10    Equipment Leases

Section 5.11    Deposit Accounts

Section 5.12    Investment Property